NEWS RELEASE

For Immediate Release

Investor Relations	Media
Contact: Paul McDonough	Carmen Duarte
Phone: 952.852.6020	781.332.7268
Email: ir@onebeacon.com	cduarte@onebeacon.com
Website: www.onebeacon.com

ONEBEACON REPORTS $11.92 BOOK VALUE PER SHARE

HAMILTON, Bermuda (July 29, 2014) - OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $11.92, an increase of 2.3% for the second quarter and 6.6% through six months, including dividends.
Mike Miller, CEO of OneBeacon, said, “We had a tough quarter driven by a few large claims coming from current and prior years. We are confident that the underlying book continues to perform well. For six months, we reported a 94% combined ratio and 6.6% growth in book value per share. Market conditions are increasingly competitive, but we are well-positioned and focused on profitability. Premiums were up 20% principally due to new crop premiums and growth in our newer Programs and Surety business units. Excluding these new businesses, our premium growth through June 30 is up 6% over the first half of last year. We expect to close the runoff sale in the second half of the year.”
OneBeacon reported comprehensive income of $25 million for the second quarter of 2014, compared to a comprehensive loss of $3 million for the second quarter of 2013. Operating income was $11 million or $0.12 per share for the second quarter of 2014, compared to $14 million or $0.15 per share for the second quarter of last year.

For the six months ended June 30, 2014, the company reported $72 million of comprehensive income, compared to $66 million for the first six months of 2013. Operating income was $46 million or $0.49 per share for the first six months of 2014, compared to $64 million or $0.67 per share through the first half of 2013. Operating income is a non-GAAP financial measure, which is explained later in this release.
Insurance Operations: OneBeacon's combined ratio was 98.8% for the second quarter and 93.9% for the first six months of 2014, compared to 94.1% and 91.2% for the corresponding periods of 2013. The variances reflect higher loss ratios, driven by an elevated level of large loss activity, partially offset by lower expense ratios. Unfavorable loss reserve development totaled 2.9 points for the second quarter and 1.2 points for the first six months of 2014, compared to 0.4 and 0.7 points of favorable development for the corresponding periods last year.
Net written premiums were $296 million for the second quarter and $607 million through six months, increases of 20% and 19%, respectively, compared to the second quarter and first half of 2013. The increase reflects particularly strong growth in the company’s newer Crop, Programs and Surety businesses. Excluding the $36 million and $65 million increase in net written premiums for these new businesses, premiums grew by 5% and 6% for the second quarter and half year, respectively.
Investment Results: OneBeacon’s second quarter of 2014 total return on invested assets was 1.3% compared to (0.5%) for the second quarter of 2013. These pre-tax results included net realized and unrealized investment gains of $22 million and net investment income of $12 million, compared to net realized and unrealized investment losses of $26 million and net investment income of $11 million for the second quarter of 2013.
Through the first six months of the year, the total return on invested assets was 2.5% compared to 1.1% through June 30, 2013. These results included net realized and unrealized investment gains of $41 million and net investment income of $22 million, compared to net realized and unrealized investment gains of $3 million and net investment income of $21 million for the first six months of 2013.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. Each business is managed by an experienced team of specialty insurance professionals focused on a specific customer group or industry segment, and providing distinct products and tailored coverages and services. OneBeacon’s solutions target ocean and inland marine; entertainment, sports and leisure; group accident; crop; public entities; technology; tuition refund; professional liability; environmental; excess property; programs; and commercial surety. For further information about our products and services visit: www.onebeacon.com and to remain up to date on OneBeacon’s news, follow us on Twitter @OneBeaconIns or visit our online newsroom: www.onebeacon.com/newsroom.
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ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS
($ in millions)
(Unaudited)

	June 30,	December 31,
	2014	2013
Assets
Investment securities:
Fixed maturity investments	$1,808.8	$1,700.9
Short-term investments	76.8	157.0
Common equity securities	359.6	336.9
Convertible fixed maturity investments	25.9	30.5
Other investments	143.7	139.6
Total investment securities	2,414.8	2,364.9
Cash	130.1	168.1
Reinsurance recoverables	95.3	89.9
Premiums receivable	276.0	228.2
Deferred acquisition costs	108.9	103.7
Net deferred tax asset	78.8	90.6
Investment income accrued	10.4	10.1
Accounts receivable on unsettled investment sales	37.2	3.3
Other assets	309.8	272.7
Assets held for sale (1)	1,750.7	1,880.1
Total assets	$5,212.0	$5,211.6

Liabilities
Unpaid loss and loss adjustment expense reserves	$1,125.4	$1,054.3
Unearned premiums	591.9	544.9
Debt	274.7	274.7
Accounts payable on unsettled investment purchases	13.7	11.6
Other liabilities	316.4	338.6
Liabilities held for sale (1)	1,750.7	1,880.1
Total liabilities	4,072.8	4,104.2

OneBeacon's common shareholders' equity and noncontrolling interests
OneBeacon's common shareholders' equity:
Common shares and paid-in surplus	1,022.3	1,022.5
Retained earnings	106.8	75.0
Accumulated other comprehensive income, after tax	6.9	6.8
Total OneBeacon's common shareholders' equity	1,136.0	1,104.3

Total noncontrolling interests	3.2	3.1
Total OneBeacon's common shareholders' equity and noncontrolling interests	1,139.2	1,107.4
Total liabilities, OneBeacon's common shareholders' equity and noncontrolling interests	$5,212.0	$5,211.6

(1)	Assets and liabilities being sold as part of the runoff transaction are presented separately in the June 30, 2014 and December 31, 2013 consolidated balance sheets.

ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013 (1)	2014	2013 (1)
Revenues
Earned premiums	$290.9	$280.8	$567.4	$567.3
Net investment income	11.7	11.4	21.7	20.8
Net realized and change in unrealized investment gains	21.9	(25.5)	40.8	2.9
Net other revenues	1.0	0.6	2.0	24.6
Total revenues	325.5	267.3	631.9	615.6
Expenses
Loss and loss adjustment expenses	186.1	157.0	335.5	305.9
Policy acquisition expenses	49.6	52.5	96.3	107.3
Other underwriting expenses	51.7	54.6	101.1	103.9
General and administrative expenses	3.6	2.9	6.9	6.9
Interest expense	3.3	3.3	6.5	6.5
Total expenses	294.3	270.3	546.3	530.5
Pre-tax income (loss) from continuing operations	31.2	(3.0)	85.6	85.1
Income tax expense (benefit)	(5.3)	1.0	(11.8)	(18.8)
Net income (loss) from continuing operations	25.9	(2.0)	73.8	66.3
Net loss from discontinued operations, net of tax (2)	(0.1)	(0.5)	(0.6)	—
Net loss from sale of discontinued operations, net of tax	(0.5)	—	(0.5)	—
Net income (loss) including noncontrolling interests	25.3	(2.5)	72.7	66.3
Less: Net income attributable to noncontrolling interests	(0.5)	(0.4)	(0.9)	(0.8)
Net income (loss) attributable to OneBeacon's common shareholders	24.8	(2.9)	71.8	65.5
Other comprehensive income, net of tax	0.1	0.2	0.1	0.3
Comprehensive income (loss) attributable to OneBeacon's common shareholders	$24.9	$(2.7)	$71.9	$65.8
Earnings per share attributable to OneBeacon's common shareholders—basic and diluted (3)
Net income (loss) from continuing operations per share	$0.26	$(0.03)	$0.76	$0.68
Net loss from discontinued operations, net of tax, per share	—	—	(0.01)	—
Net income (loss) attributable to OneBeacon's common shareholders per share	$0.26	$(0.03)	$0.75	$0.68

Weighted average number of common shares outstanding (3)	94.7	94.5	94.6	94.5

(1)	Certain amounts in the prior period financial statements have been reclassified to conform to the current presentation.

(2)	Results for the runoff business are reported as discontinued operations for all periods presented.

(3)	Earnings per share and related weighted average number of common shares outstanding include the impact of unvested restricted shares.

ONEBEACON INSURANCE GROUP, LTD.
SEGMENT STATEMENTS OF OPERATIONS
($ in millions)
(Unaudited)

Three Months Ended June 30, 2014
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$145.9	$145.0	$—	$290.9
Loss and loss adjustment expenses	(101.3)	(84.8)	—	(186.1)
Policy acquisition expenses	(23.4)	(26.2)	—	(49.6)
Other underwriting expenses	(22.7)	(29.0)	—	(51.7)
Underwriting income (loss)	(1.5)	5.0	—	3.5
Net investment income	—	—	11.7	11.7
Net realized and change in unrealized investment gains	—	—	21.9	21.9
Net other revenues	0.1	0.2	0.7	1.0
General and administrative expenses	—	(0.5)	(3.1)	(3.6)
Interest expense	—	—	(3.3)	(3.3)
Pre-tax income (loss)	$(1.4)	$4.7	$27.9	$31.2

Three Months Ended June 30, 2013
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$141.0	$139.8	$—	$280.8
Loss and loss adjustment expenses	(77.8)	(79.2)	—	(157.0)
Policy acquisition expenses	(26.5)	(26.0)	—	(52.5)
Other underwriting expenses	(27.0)	(27.6)	—	(54.6)
Underwriting income	9.7	7.0	—	16.7
Net investment income	—	—	11.4	11.4
Net realized and change in unrealized investment gains	—	—	(25.5)	(25.5)
Net other revenues	—	0.1	0.5	0.6
General and administrative expenses	(0.1)	(0.6)	(2.2)	(2.9)
Interest expense	—	—	(3.3)	(3.3)
Pre-tax income (loss)	$9.6	$6.5	$(19.1)	$(3.0)

(1)
Specialty Products includes the results of A.W.G. Dewar, OneBeacon Professional Insurance, OneBeacon Specialty Property, OneBeacon Environmental, OneBeacon Surety Group, OneBeacon Program Group, OneBeacon Crop Insurance, and Collector Cars and Boats, which was sold on January 1, 2013.

(2)
Specialty Industries includes the results of OneBeacon Entertainment, International Marine Underwriters, OneBeacon Technology Insurance, OneBeacon Accident Group, OneBeacon Government Risks, and OneBeacon Energy Group, which is no longer an active underwriting operating segment.

Six Months Ended June 30, 2014
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$281.3	$286.1	$—	$567.4
Loss and loss adjustment expenses	(179.3)	(156.2)	—	(335.5)
Policy acquisition expenses	(44.8)	(51.5)	—	(96.3)
Other underwriting expenses	(44.9)	(56.2)	—	(101.1)
Underwriting income	12.3	22.2	—	34.5
Net investment income	—	—	21.7	21.7
Net realized and change in unrealized investment gains	—	—	40.8	40.8
Net other revenues	0.2	0.3	1.5	2.0
General and administrative expenses	0.1	(1.0)	(6.0)	(6.9)
Interest expense	—	—	(6.5)	(6.5)
Pre-tax income	$12.6	$21.5	$51.5	$85.6

Six Months Ended June 30, 2013
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$294.7	$272.6	$—	$567.3
Loss and loss adjustment expenses	(156.4)	(149.5)	—	(305.9)
Policy acquisition expenses	(56.9)	(50.4)	—	(107.3)
Other underwriting expenses	(51.3)	(52.6)	—	(103.9)
Underwriting income	30.1	20.1	—	50.2
Net investment income	—	—	20.8	20.8
Net realized and change in unrealized investment gains	—	—	2.9	2.9
Net other revenues	0.3	0.3	24.0	24.6
General and administrative expenses	(0.1)	(1.2)	(5.6)	(6.9)
Interest expense	—	—	(6.5)	(6.5)
Pre-tax income	$30.3	$19.2	$35.6	$85.1

(1)
Specialty Products includes the results of A.W.G. Dewar, OneBeacon Professional Insurance, OneBeacon Specialty Property, OneBeacon Environmental, OneBeacon Surety Group, OneBeacon Program Group, OneBeacon Crop Insurance, and Collector Cars and Boats, which was sold on January 1, 2013.

(2)
Specialty Industries includes the results of OneBeacon Entertainment, International Marine Underwriters, OneBeacon Technology Insurance, OneBeacon Accident Group, OneBeacon Government Risks, and OneBeacon Energy Group, which is no longer an active underwriting operating segment.

ONEBEACON INSURANCE GROUP, LTD.
SUMMARY OF RATIOS AND PREMIUMS
($ in millions)
(Unaudited)

Three Months Ended June 30, 2014
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$139.5	$156.4	$295.9
Earned premiums	$145.9	$145.0	$290.9

Underwriting ratios
Loss and loss adjustment expense ratio	69.5%	58.5%	64.0%
Expense ratio	31.6%	38.0%	34.8%
Combined ratio	101.1%	96.5%	98.8%

Three Months Ended June 30, 2013
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$97.4	$149.5	$246.9
Earned premiums	$141.0	$139.8	$280.8

Underwriting ratios
Loss and loss adjustment expense ratio	55.1%	56.7%	55.9%
Expense ratio	38.0%	38.3%	38.2%
Combined ratio	93.1%	95.0%	94.1%

Six Months Ended June 30, 2014
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$300.3	$306.7	$607.0
Earned premiums	$281.3	$286.1	$567.4

Underwriting ratios
Loss and loss adjustment expense ratio	63.7%	54.6%	59.1%
Expense ratio	31.9%	37.6%	34.8%
Combined ratio	95.6%	92.2%	93.9%

Six Months Ended June 30, 2013
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$221.3	$290.7	$512.0
Earned premiums	$294.7	$272.6	$567.3

Underwriting ratios
Loss and loss adjustment expense ratio	53.1%	54.8%	53.9%
Expense ratio	36.7%	37.8%	37.3%
Combined ratio	89.8%	92.6%	91.2%

(1)	Results for the runoff business are reported as discontinued operations for all periods presented.

ONEBEACON INSURANCE GROUP, LTD.
BOOK VALUE PER SHARE
(in millions, except per share amounts)
(Unaudited)

	June 30,	March 31,	December 31,	June 30,
	2014	2014	2013	2013
Numerator
OneBeacon's common shareholders' equity	$1,136.0	$1,130.3	$1,104.3	$1,042.1

Denominator
Common shares outstanding	95.3	95.3	95.4	95.4

Book value per share	$11.92	$11.86	$11.58	$10.92

Change in book value per share, including dividends, in the quarter	2.3%

Change in book value per share, including dividends, in the last twelve months on an IRR basis(1)	16.2%

(1)	IRR calculated based on beginning book value per share, dividends paid, and ending book value per share. Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share).

ONEBEACON INSURANCE GROUP, LTD.
COMPREHENSIVE INCOME (LOSS), NET INCOME (LOSS), AND OPERATING INCOME FROM CONTINUING OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2014	2013	2014	2013	2014
Comprehensive income (loss) attributable to OneBeacon's common shareholders	$24.9	$(2.7)	$71.9	$65.8	$172.7

Net income (loss) attributable to OneBeacon's common shareholders	$24.8	$(2.9)	$71.8	$65.5	$152.3

Weighted average number of common shares outstanding (1)	94.7	94.5	94.6	94.5	94.6

Net income (loss) attributable to OneBeacon's common shareholders per share	$0.26	$(0.03)	$0.75	$0.68	$1.59

Net income (loss) attributable to OneBeacon's common shareholders	$24.8	$(2.9)	$71.8	$65.5	$152.3
Less:
Net realized and change in unrealized investment gains	(21.9)	25.5	(40.8)	(2.9)	(87.3)
Tax effect on net realized and change in unrealized investment gains	7.7	(8.9)	14.3	1.0	30.6
Loss from discontinued operations, net of tax	0.1	0.5	0.6	—	47.2
Loss (gain) from sale of discontinued operations, net of tax	0.5	—	0.5	—	(46.1)
Operating income (2)	$11.2	$14.2	$46.4	$63.6	$96.7

Weighted average number of common shares outstanding (1)	94.7	94.5	94.6	94.5	94.6

Operating income per share (2)	$0.12	$0.15	$0.49	$0.67	$1.02

(1)	Operating income per share and related weighted average number of common shares outstanding include the impact of unvested restricted shares.

(2)	Represent a non-GAAP financial measure. See discussion of Non-GAAP financial measures on page 11.

ONEBEACON INSURANCE GROUP, LTD.
COMPREHENSIVE AND OPERATING RETURNS FROM CONTINUING OPERATIONS ON AVERAGE EQUITY
($ in millions)
(Unaudited)

				Twelve Months Ended June 30, 2014
Numerator:
[A]	Comprehensive income attributable to OneBeacon’s common shareholders			$172.7

[B]	Operating income (1)			$96.7
		As of June 30, 2014	As of June 30, 2013	Average
Denominator:
[C]	OneBeacon’s common shareholders’ equity	$1,136.0	$1,042.1	$1,089.1
	Less:
	Net unrealized gains and net foreign currency gains and losses on investments (2)	(148.8)	(91.8)
	Tax effect on net unrealized gains and net foreign currency gains and losses on investments	52.1	32.1
	Accumulated other comprehensive (income) loss, after tax	(6.9)	13.5
[D]	Adjusted OneBeacon's common shareholders' equity excluding net unrealized investment gains, after tax, and accumulated other comprehensive (income) loss (1)	$1,032.4	$995.9	$1,014.2
Returns:
	Comprehensive return on average OneBeacon's common shareholders' equity [ A / C ]			15.9%

	Operating return on average adjusted OneBeacon's common shareholders' equity excluding net unrealized investment gains, after tax, and accumulated other comprehensive (income) loss [ B / D ]			9.5%

(1)	Represent non-GAAP financial measures. See discussion of Non-GAAP financial measures on page 11.

(2)
Net unrealized gains and net foreign currency gains and losses on investments as of June 30, 2014 and 2013 include net unrealized gains on investments held. June 30, 2013 also includes deferred gains and losses relating to sales of investments to entities under common control.

Discussion of Non-GAAP Financial Measures
This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon's financial performance.

Operating income is a non-GAAP financial measure that excludes net realized and change in unrealized investment gains, loss (income) from discontinued operations, loss (gain) from sale of discontinued operations, and the related tax effects, from net income (loss) attributable to OneBeacon's common shareholders. OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the company to the GAAP measure of net income attributable to OneBeacon's common shareholders, as it removes variability in the timing of realized and change in unrealized investment gains which may be heavily influenced by investment market conditions and also removes the impact related to discontinued operations. Although key to the company's overall financial performance, OneBeacon believes that net realized and change in unrealized investment gains are largely independent of the underwriting decision-making process. Management also believes that the impact of operations that have been discontinued are not relevant to evaluating financial performance on a comparative basis. The reconciliation of net income (loss) attributable to OneBeacon's common shareholders to operating income is included on page 10.

Operating income per share is calculated by dividing operating income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding. Management believes that operating income per share is a useful alternative picture of the underlying operating activities of the company as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions. Management also believes that the impact of operations that have been discontinued are not relevant to evaluating financial performance on a comparative basis. Net income (loss) attributable to OneBeacon's common shareholders per share is the most directly comparable GAAP measure. As described above, the reconciliation of net income (loss) attributable to OneBeacon's common shareholders to operating income is included on page 10. The calculation of operating income per share is also included on page 10.

Adjusted OneBeacon's common shareholders' equity excluding net unrealized investment gains, after-tax, and accumulated other comprehensive income/loss (AOCI/L), the average of which is used in calculating operating returns, is derived by excluding net unrealized gains and net foreign currency gains and losses on investments, after tax, and AOCI/L, after tax, from OneBeacon's common shareholders' equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in net unrealized gains and net foreign currency gains and losses on investments and other comprehensive (income) loss items when analyzing certain performance measures. The reconciliation of OneBeacon's common shareholders' equity, the most closely comparable GAAP measure, to adjusted OneBeacon's common shareholders' equity excluding net unrealized investment gains, after tax, and AOCI/L, after tax, is included on page 11.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This news release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this press release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements. The words "will," "believe," "intend," "expect," "anticipate," "project," "estimate," "predict," “anticipate” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•change in book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of our loss and loss adjustment expense reserves and related reinsurance;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
•expansion and growth of our business and operations;
•future capital expenditures; and
•pending transactions.

These statements are based on certain assumptions and analyses made by us in light of OneBeacon’s experience and judgments about historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations is subject to a number of risks, uncertainties or other factors which are described in more detail, that could cause actual results to differ materially from expectations, including:

•	claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, or terrorist attacks;

•	recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•	exposure to asbestos or environmental claims;

•	changes in interest rates, debt or equity markets or other market volatility that negatively impact our investment portfolio;

•	competitive forces and the cyclicality of the property and casualty insurance industry;

•	actions taken by rating agencies from time to time with respect to us, such as financial strength or credit rating downgrades or placing our ratings on negative watch;

•	the continued availability of capital and financing;

•	the outcome of litigation and other legal or regulatory proceedings;

•	our ability to retain key personnel;

•	our ability to continue meeting our debt and related service obligations or to pay dividends;

•	the continued availability and cost of reinsurance coverage and our ability to collect reinsurance recoverables;

•	the ability of our technology resources to prevent data breach and the ability of our internal controls to ensure compliance with legal and regulatory policies;

•	our ability to successfully develop new specialty businesses;

•	changes in laws or regulations, or their interpretations, which are applicable to us, our competitors, our agents or our customers;

•	participation in guaranty funds and mandatory market mechanisms;

•	the impact of new theories of liability;

•	changes to current shareholder dividend practice and regulatory restrictions on dividends;

•	our status as a subsidiary of White Mountains, including potential conflicts of interest;

•	whether the sale of our runoff business closes; and

•
other factors, most of which are beyond our control, including the risks that are described from time to time in OneBeacon's filing with the Securities and Exchange Commission, including but not limited to OneBeacon's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed February 28, 2014.

 Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the anticipated results or developments will be realized or, even if substantially realized, that they will have the expected consequences. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.